FIRST AMENDMENT TO FIFTH AMENDED
AND RESTATED CREDIT AGREEMENT

    THIS FIRST AMENDMENT TO FIFTH AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is dated as of the 12th day of December, 2003, among GABLES REALTY LIMITED PARTNERSHIP (the “Parent”), GABLES-TENNESSEE PROPERTIES, L.L.C. (“Gables-TN” and, collectively with the Parent, the “Borrowers”), WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent (the “Agent”), WACHOVIA SECURITIES, INC., as Sole Lead Arranger and Sole Book Runner (the “Lead Arranger”) and WACHOVIA BANK, NATIONAL ASSOCIATION, JPMORGAN CHASE BANK, AMSOUTH BANK, PNC BANK, NATIONAL ASSOCIATION, SOUTHTRUST BANK, BANK OF AMERICA, N.A., WELLS FARGO BANK, N.A. and SUNTRUST BANK, as Lenders (collectively, the “Lenders”).

W I T N E S S E T H:

    WHEREAS, the Borrowers, the Agent and the Lenders executed and delivered that certain Fifth Amended and Restated Credit Agreement, dated as of February 20, 2003 (the “Credit Agreement”);

    WHEREAS, Parent desires to utilize GDTRS (as defined herein) and exclude GDTRS from certain of the covenants in the Credit Agreement;

    WHEREAS, the Borrowers have requested and the Agent and the Lenders have agreed to certain amendments to the Credit Agreement to reflect to the utilization of GDTRS and certain other matters, subject to the terms and conditions hereof;

    NOW, THEREFORE, for and in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties hereto, the Borrowers, the Agent and the Lenders hereby covenant and agree as follows:

1.    Definitions.  Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall from and after the date hereof refer to the Credit Agreement as amended hereby.

2.    Amendment Fee.  As a condition to the effectiveness of this First Amendment, the Borrowers hereby agree to pay to the Agent for the account of each Lender which executes this First Amendment (collectively, the “Approving Lenders”) a non-refundable cash fee (collectively, the “Amendment Fee”) in an amount equal to ten (10) basis points on the amount of each Approving Lender’s Commitment, which Amendment Fee shall be fully earned when paid and non-refundable under any circumstances.

3.    Modification of the Credit Agreement.  Borrower, Agent and the Lenders do hereby modify and amend the Credit Agreement as follows:

            (a)     By deleting in their entirety the definitions of “Capitalization Rate,” “Gross Asset Value,” “Subsidiary” and “Unconsolidated Affiliate” and inserting in lieu thereof the following new definitions in appropriate alphabetical order:

“‘Capitalization Rate’ means initially means 7.7%; provided, however, that on the Recalculation Date, the Capitalization Rate shall be increased or decreased, as applicable, by the amount (expressed in basis points), if any, by which the Capitalization Rate Index as reported in the month of December for such year for the twelve (12) month period ending November 30 of such year exceeds or is less than, as applicable, the Base Capitalization Rate Index.   By way of example, if the Capitalization Rate Index as reported for the month of December, 2004 for the twelve (12) month period ending November 30, 2004 is 7.84%, then the new Capitalization Rate would be 7.80%; and if the Capitalization Rate Index as reported for the month of December, 2005 for the twelve (12) month period ending November 30, 2005 is 7.80%, then the new Capitalization Rate would be 7.76%.  No adjustment or recomputation, retroactive or otherwise, shall be made to the Capitalization Rate as a result of a subsequent revision or change in the Capitalization Rate Index for the applicable period published in a later Capitalization Rate Index Report.  The Capitalization Rate, as the same may be adjusted as provided above, shall be effective as of December 31 of such year.  Notwithstanding the foregoing, if for any reason the Capitalization Rate Index Report due in the month of December of the applicable year for the twelve (12) month period ending November 30 of such year is not provided to Agent on or before December 20 of such year, or Agent reasonably determines that the Capitalization Rate Index is not being prepared consistent with the terms of the Capitalization Rate Index Agreement, then Borrowers and Agent shall negotiate in good faith to determine a replacement Capitalization Rate Index acceptable to Borrowers, Agent and the Requisite Lenders and to enter into such agreements acceptable to Borrowers, Agent and the Requisite Lenders to provide for the delivery of the same to the Agent and the Lenders.  The costs of obtaining a replacement Capitalization Rate Index shall be the sole responsibility of Borrowers.  In the event that Borrowers, Agent and the Requisite Lenders are unable on or before February 20 of the following calendar year to agree upon the replacement Capitalization Rate Index and enter into such agreements as described above and modifications to this Agreement and as may be required by the Agent in connection with the same, then the Capitalization Rate shall be the rate as specified by the Requisite Lenders in the exercise of their good faith discretion at any time thereafter as the Capitalization Rate (which Capitalization Rate shall be effective when so designated), and the Requisite Lenders may designate a new Capitalization Rate each Recalculation Date thereafter.  In no event shall the Capitalization Rate be adjusted by more than 20 basis points upon any single redetermination thereof pursuant to this Agreement, and in no event shall the Capitalization Rate be reduced below 7.7% or increased above 8.25%.

‘Gross Asset Value’  on a consolidated basis for Parent, and its Subsidiaries, shall mean as of any date of determination the sum (without duplication) of the following:

        (a) the sum of (i) the Adjusted EBITDA (excluding any EBITDA attributable to assets included within clauses (ii)-(ix) of this definition), as determined for the fiscal quarter just ended prior to the date of determination, divided by (ii)  the Capitalization Rate; plus

(ii) the GAAP book value of Properties which have been owned or leased pursuant to a Ground Lease by Parent or any Subsidiary for less than a fiscal quarter; plus

(iii) the Bond Enhancement Value as of the date of determination; plus

(iv) the GAAP book value of Unimproved Land, Notes Receivable and Investments in Excluded Unconsolidated Affiliates of Parent and its Subsidiaries; plus

(v) the GAAP book value of Construction-in-Process of the Parent and its Subsidiaries for any Multifamily Property or Non-Multifamily Property that is not a Completed Property; plus

(vi) the aggregate amount of the unpledged portion of all unrestricted cash and Cash Equivalents of Parent and its Subsidiaries; plus

(vii) the aggregate amount of Eligible QI Cash and Cash Equivalents of  Parent and its Subsidiaries; plus

(viii) the Parent’s and its Subsidiaries’ pro rata share of the preceding items of any Unconsolidated Affiliate of the Parent or its Subsidiaries which Unconsolidated Affiliate is not included under clause (iv) above (determined in a manner consistent with the foregoing); plus

(ix) the Parent’s and its Subsidiaries’ GDTRS Investment.

Notwithstanding the foregoing, the amount included under clause (vii) above shall not at any time exceed ten percent (10%) of Gross Asset Value.  Any income or asset attributable to GDTRS shall only be counted under clause (ix) above.  Gross Asset Value shall be calculated on a pro forma basis as if assets acquired during the relevant period were owned as of the beginning of the relevant period, and all assets disposed of during the relevant period were not owned during any portion of the relevant period.

‘Subsidiary’ means, for any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP; provided however, GDTRS shall not be a treated as a Subsidiary of Parent or any other Borrower other than for purposes of Sections 6.1(s), 7.4, 7.7 and 7.10 of this Agreement.

‘Unconsolidated Affiliate’ means, with respect to any Person, any other Person which is not a Subsidiary of such Person; provided however, GDTRS shall not be treated as an Unconsolidated Affiliate of Parent or any other Borrower.”

        (b)  By adding the following new definitions to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“‘Base Capitalization Rate Index’ initially means 7.74%.  In the event the Capitalization Rate Index is provided to the Agent on or before the December 20th immediately preceding a Recalculation Date for the twelve (12) month period ending November 30 of such year in accordance with the terms of the Capitalization Rate Index Agreement, the Base Capitalization Rate Index shall, after the recalculation of the Capitalization Rate as provided in the definition of Capitalization Rate on the Recalculation Date, be adjusted to be the Capitalization Rate Index as set forth in such Capitalization Rate Index Report.  By way of example, if the initial Base Capitalization Rate Index is 7.74%, and on December 20, 2004 the Capitalization Rate Index is 7.84%, the new Capitalization Rate thereafter would be 7.80% until the same is recalculated as provided herein and the Base Capitalization Rate Index would be reset to 7.84%.

‘Capitalization Rate Index’ shall mean the Market Cap Rate Index for Apartments determined by RCA pursuant to the Capitalization Rate Index Agreement by averaging the unleveraged initial capitalization rates for all third-party apartment sales transactions reported to RCA to Agent and Parent for the twelve (12) month period most recently ended, as prepared and calculated pursuant to the Capitalization Rate Index Agreement and delivered to the Agent in the Capitalization Rate Index Report.

‘Capitalization Rate Index Agreement’ means the letter agreement among Agent, Parent and RCA providing for the preparation and delivery by RCA of the Capitalization Rate Index and the Capitalization Rate Index Report to Agent and Parent.

‘Capitalization Rate Index Report’ means the quarterly report prepared by RCA pursuant to the Capitalization Rate Index Agreement setting forth the Capitalization Rate Index and the other information required by the Capitalization Rate Index Agreement.

‘GDTRS’ collectively means (to the extent and for so long as designated in writing delivered to Agent as a GDTRS by Parent) any one or more of the following:  (a) a TRS directly or indirectly owned by Parent or (b) any entity directly or indirectly wholly-owned by a TRS of Parent; each of which entity’s purpose is to directly or indirectly through a joint venture acquire, construct, develop, own, finance, rehabilitate, renovate, lease, manage and dispose of Multifamily Properties and other activities incidental thereto.  It is acknowledged and agreed that (i) there may be TRSs which either do not qualify as GDTRSs based upon their purpose or are not designated in writing to Agent by Parent as GDTRSs and (ii) there may at any time and from time to time be any number of GDTRSs provided that the other requirements in respect of GDTRSs under this Agreement shall remain satisfied.

‘GDTRS Asset Value’ means the sum of all the cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Multifamily Properties of GDTRS whether under development or completed.

‘GDTRS Investment’ means the cash contributed, loaned or advanced to GDTRS by Parent and its Subsidiaries.

‘RCA’ means Real Capital Analytics, Inc.

‘Recalculation Date’ means December 30 of each year, with the first recalculation date being December 30, 2004.”

        (c)  By adding the following sentence at the end of Section 1.2 of the Credit Agreement:

“Notwithstanding anything to the contrary in this Agreement, for the purposes of this Agreement the assets, liabilities, income, and loss of GDTRS shall not be consolidated with the assets, liabilities, income and loss of Parent and for the purposes of this Agreement, the assets, liabilities, income, and loss of GDTRS shall be excluded from all covenant calculations made under this Agreement (provided that the Investment of Borrowers and their Subsidiaries in GDTRS shall be included in Gross Asset Value as provided by the definition thereof and shall be permitted subject to, and as provided by Section 9.3).”

        (d)  By deleting Section 7.4 of the Credit Agreement in its entirety and inserting in lieu thereof the following new Section 7.4:

“Section 7.4 Conduct of Business.

The Borrowers shall at all times carry on, and cause the Subsidiaries and the other Loan Parties to carry on, its respective businesses as now conducted by it and as described in Section 6.1(s).  The Borrowers shall at all times cause GDTRS to engage solely in the business of, directly or indirectly through a joint venture, the acquisition, disposition, financing, ownership, development, rehabilitation, renovation, leasing, operation and management of Multifamily Properties and other activities incidental thereto.”

        (e)  By deleting Sections 8.1, 8.2, and 8.3 of the Credit Agreement in their entirety and inserting in lieu thereof the following new Sections 8.1, 8.2 and 8.3:

“Section 8.1 Quarterly Financial Statements.

As soon as available and in any event within forty-five (45) days after the close of each of the first, second and third fiscal quarters of Parent,  the unaudited consolidated balance sheet of Parent, its Subsidiaries and GDTRS as of the end of such period and the related unaudited consolidated statements of income, shareholders’ equity and cash flows of Parent, its Subsidiaries and GDTRS for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be certified by the chief financial or chief accounting officer of the General Partner, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of  Parent, its Subsidiaries and GDTRS,  as at the date thereof and the results of operations for such period (subject to normal year end audit adjustments).  In addition, for each balance sheet and income statement so provided, a supplemental unaudited combining balance sheet and statement of income shall be provided that reflects the accounts of Parent and its Subsidiaries in the first column, the accounts of GDTRS in the second column and the combined total of the accounts from the first and second column in the third column, such accounts representing the combined accounts of Parent, its Subsidiaries and GDTRS.  The supplemental unaudited balance sheets and income statements so provided shall be certified by the chief financial or chief accounting officer of the General Partner to present fairly, in accordance with GAAP (except with respect to the consolidation of GDTRS) the respective financial position of such Persons at the date thereof and the results of operations for such period (subject to normal year end audit adjustments).   Together with such financial statements, the Borrowers shall deliver reports, in form and detail satisfactory to the Agent, setting forth (i) a statement of Consolidated Income Available for Distribution for the fiscal quarter then ending; (ii) all capital expenditures made during the fiscal quarter then ended; (iii) a description of all Properties acquired during such fiscal quarter, including the Net Operating Income of each such Property, acquisition costs and related mortgage debt; (iv) a description of all Properties sold during the fiscal quarter then ended, including the Net Operating Income from such Properties and the sales price; (v) a schedule of the Net Operating Income contribution by each Property and by each market, including a summary of the economic occupancy, rent potential, and income and expense for such Properties for the preceding fiscal quarter; (vi) pro forma quarterly financial information for Parent, its Subsidiaries and the other Loan Parties for the next four (4) fiscal quarters, including pro forma covenant calculations, EBITDA, sources and uses of funds, capital expenditures, Net Operating Income for the Properties, and other income and expenses,; and (vii) such other information as the Agent may reasonably request.  Pro forma property Net Operating Income shall be broken down by market and include rent potential, economic occupancy, other income and expenses and such other items as Agent may reasonably require.

Section 8.2 Year End Statements.

As soon as available and in any event within ninety (90) days after the end of each fiscal year of the Parent, the audited consolidated balance sheet of Parent, its Subsidiaries and GDTRS as at the end of such fiscal year and the related audited consolidated statements of income, shareholders’ equity and cash flows of Parent, its Subsidiaries and GDTRS for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be certified by (a) the chief financial or chief accounting officer of the General Partner, in his or her opinion, to present fairly, in accordance with GAAP as then in effect, the consolidated financial position of Parent, its Subsidiaries and GDTRS,, as at the date thereof and the results of operations for such period and (b) independent certified public accountants of recognized national standing acceptable to the Agent, whose certificate shall be unqualified and in scope and substance satisfactory to the Agent and who shall have authorized the Parent to deliver such financial statements and certification thereof to the Agent and the Lenders pursuant to this Agreement.  In addition, for each balance sheet and income statement so provided, a supplemental unaudited combining balance sheet and statement of income shall be provided that reflects the accounts of Parent and its Subsidiaries in the first column, the accounts of GDTRS in the second column and the combined total of the accounts from the first and second column in the third column, such accounts representing the combined accounts of Parent, its Subsidiaries and GDTRS.  The supplemental unaudited balance sheets and income statements so provided shall be certified by the chief financial or chief accounting officer of the General Partner to present fairly, in accordance with GAAP (except with respect to the consolidation of GDTRS) the respective financial position of such Persons at the date thereof and the results of operations for such period and shall be accompanied by an agreed procedures report reasonably acceptable to Agent of independent certified public accountants of recognized national standing acceptable to the Agent.  In addition, Borrowers shall deliver the reports described in Section 8.1(i)-(vii) with such year-end statements.

Section 8.3 Compliance Certificate.

At the time financial statements are required to be furnished pursuant to Sections 8.1 and 8.2, and within ten (10) Business Days of the Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit N (a “Compliance Certificate”) executed by the chief financial or chief accounting officer of the General Partner: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the covenants contained in Sections 9.1 through 9.3, 9.6,  9.13 and 9.17, and (b) stating that no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such event, condition or failure.  With each Compliance Certificate, Borrowers shall also deliver a certificate (an “Unencumbered Asset Certificate”) executed by the chief financial or chief accounting officer of the General Partner that:  (i) sets forth a list of all Unencumbered Assets; and (ii) certifies that all Unencumbered Assets so listed fully qualify as such under the applicable criteria for inclusion as an Unencumbered Asset.  In addition, with each such Compliance Certificate, Borrowers shall deliver the following information:  (w) a schedule of all outstanding Indebtedness, including a detailed schedule of Notes Payable showing for each component of Notes Payable, the lender, the total commitment, the total Indebtedness outstanding, the interest rate, if fixed, or a statement that the interest rate floats, the term, the required amortization (if any) and the security (if any); (x) a schedule of all interest rate protection agreements, showing for each such agreement, the total dollar amount, the type of agreement (i.e. cap, collar, swap, etc.) and the term thereof; (y) a development schedule of the announced development pipeline, including for each announced development project, the project name and location, the number of units, the expected construction start date, the expected date of delivery of the first units, the expected stabilization date, and the total anticipated cost; (z) a list of all management reports, if any, submitted to the Parent or GBP or its management by its independent public accountants, and a copy thereof upon the request of any Lender or Agent; and (aa) with respect to GDTRS, the information described in (w) and (y) as well as a list of any and all Investments of GDTRS.

        (f)  By adding the following new Section 8.5 to the Credit Agreement:

“Section 8.5 Capitalization Rate Index.

Borrowers shall use good faith efforts to cause RCA to deliver to Agent and Borrowers within twenty (20) days after the end of each November, February, May and August the Capitalization Rate Index Report for the preceding 12-month period.  Agent shall promptly deliver a copy thereof to each of the Lenders (which delivery may be made by electronic means).  The Borrowers, the other Loan Parties and the Lenders acknowledge and agree that Agent makes no guarantee, warranty or representation, expressed or implied, regarding RCA, its qualifications, the data used by RCA, the accuracy, completeness or reliability of any information obtained or provided by RCA, including the Capitalization Rate Index Report, or otherwise with respect to RCA, the Capitalization Rate or the Capitalization Rate Index Report, and Agent shall have no liability to any Lender, Borrowers, any other Loan Party or any of their Subsidiaries with respect thereto.  Each of the Borrowers, the other Loan Parties and the Lenders is independently and without reliance on the Agent agreeing to accept RCA, the Capitalization Rate Index and the Capitalization Rate Index Report.  Borrowers shall have no right to challenge the Capitalization Rate Index prepared by RCA for any reason, including without limitation, any claim that any Borrower or any of their respective Subsidiaries has sold or acquired assets at a lower capitalization rate during the applicable period.”

        (g)  By deleting Section 9.1(a) of the Credit Agreement in its entirety and inserting in lieu thereof the following new Section 9.1(a):

“(a) Leverage Ratio.  The ratio of (i) Total Indebtedness to (ii) Gross Asset Value to exceed 0.575 to 1.00 at any time.”

        (h)  By adding the following new Section 9.1(j) to the Credit Agreement:

“(j) GDTRS Asset Value.  The GDTRS Asset Value to exceed 10% of Gross Asset Value at any time.”

        (i)  By deleting Section 9.2(c) of the Credit Agreement in its entirety and inserting in lieu thereof the following new Section 9.2(c):

“(c) Subject to the limitations in Section 9.17 on Borrowers, the Subsidiaries and the other Loan Parties, any other Indebtedness existing, created, incurred or assumed before or after the Agreement Date, so long as immediately prior to the existence, creation, incurring or assumption thereof, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.  Indebtedness solely of GDTRS shall not be subject to the limitations in this Section 9.2(c).”

        (j)  By deleting  Section 9.3 of the Credit Agreement in its entirety and inserting in lieu thereof the following new Section 9.3:

“Section 9.3 Certain Permitted Investments.

The Borrowers shall not, and shall not permit any Subsidiary or any other Loan Party to, make any Investment in or otherwise own or hold the following items (whether through the Borrowers, a Subsidiary, any other Loan Party or their respective Unconsolidated Affiliates) which would cause the aggregate value of such holdings of the Borrowers, such Subsidiaries and the other Loan Parties to exceed the percentage of Gross Asset Value set forth below at any time:

(a) Investments in Unimproved Land shall not exceed three percent (3%) of Gross Asset Value;

(b) Investments in securities of companies that are listed and actively traded on a national securities exchange shall not exceed five percent (5%) of Gross Asset Value;

(c) Investments in Non-Multifamily Properties (including Construction-in-Process with respect thereto) shall not exceed five percent (5%) of Gross Asset Value;

(d) Investments in Notes Receivable shall not exceed ten percent (10%) of Gross Asset Value;

(e) Investments in Unconsolidated Affiliates shall not exceed twenty percent (20%) of Gross Asset Value;

(f) the GDTRS Investment shall not exceed five percent (5%) of Gross Asset Value; and

(g) Construction-in-Process of Parent, GBP, the Subsidiaries and their Unconsolidated Affiliates (other than Excluded Unconsolidated Affiliates) in any Property shall not exceed twenty percent (20%) of Gross Asset Value (it being agreed that Construction-in-Process through joint ventures which are accounted for under the cost method of accounting will be included in this calculation to the extent of Parent’s, GBP’s, the Subsidiaries’ and their Unconsolidated Affiliates’ ownership interest in such joint ventures).

Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of the Borrowers, the Subsidiaries and the other Loan Parties in the Investments described in clauses (a) through (f) exceed twenty percent (20%) of Gross Asset Value at any time.  For the purposes of this Section 9.3, a Property shall be considered Construction in Process until the issuance of a temporary or permanent certificate of occupancy (whichever occurs first) for such Property or phase thereof.

For the purposes of this Section 9.3, the Investment of Borrowers, any Subsidiaries or any other Loan Party in any Unconsolidated Affiliates will equal (without duplication) the sum of (i) (A) Parent’s, GBP’s and their Subsidiaries’ pro rata share of the Adjusted EBITDA from such assets as determined for the preceding fiscal quarter, divided by (B) the Capitalization Rate, plus (ii) Parent’s, GBP’s and their Subsidiaries’ pro rata share of Construction-in-Process for Properties of their Unconsolidated Affiliates, plus (iii) Parent’s, GBP’s and their Subsidiaries’ pro rata share of their Unconsolidated Affiliate’s Investment in Unimproved Land; plus (iv) Parent’s, GBP’s and their Subsidiaries’ pro rata share of any other Investments valued at the lower of GAAP book value or market value.

The Borrowers shall not, and shall not permit any Subsidiary or other Loan Party to, directly or indirectly, acquire, make, purchase or permit to be outstanding any Investment in GDTRS except a GDTRS Investment that complies with the terms of this Section 9.3.”

        (k)  By deleting Section 9.6(a) of the Credit Agreement in its entirety and inserting in lieu thereof the following:

“(a) The Borrowers shall not, and shall not permit any Subsidiary or other Loan Party to, declare or make any Restricted Payment; provided, however, that:  the Borrowers may declare or make cash distributions to its partners, and GBP may declare or make corresponding cash distributions to its shareholders, in an aggregate amount which, when added to the amount of all other Restricted Payments paid in the same fiscal quarter and the three immediately preceding fiscal quarters would not exceed the greater of (i) the sum of (A) one hundred percent (100%) of Consolidated Income Available for Distribution of the Parent for such period, plus (B) the amount of Distributions to Parent from GDTRS for such period, (ii)  the minimum amount necessary for GBP to remain in compliance with Section 7.13, and (iii) any additional amount necessary for GBP to distribute one hundred percent (100%) of its “REIT taxable income” (as defined in the Internal Revenue Code) (assuming that GBP has been and remains in compliance with Section 7.13) on a cumulative basis in any taxable year.  Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default shall have occurred and be continuing, the Parent and GBP may only declare or make cash distributions to its partners or shareholders, as applicable, during any fiscal year in an aggregate amount not to exceed the minimum amount necessary for GBP to remain in compliance with Section 7.13.  If a Default or Event of Default specified in Section 10.1(a), Section 10.1(f) or Section 10.1(g) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Obligations have been accelerated pursuant to Section 10.2(a), the Borrowers shall not, and shall not permit any Subsidiary or other Loan Party to, make any Restricted Payments to any Person whatsoever other than to the Borrowers or any Subsidiary.”

        (l)  By adding the following new Section 9.17 to the Credit Agreement:

“Section 9.17 Obligations of GDTRS.

The Borrowers shall not, and shall not permit any Subsidiary or any other Loan Party to, (i) create, incur or assume any Indebtedness or Contingent Liability with respect to GDTRS, provide any form of credit enhancement or otherwise become liable, directly, indirectly or contingently, with respect to any Indebtedness or other obligations of GDTRS or have any obligation, directly, indirectly or contingently, to maintain or preserve the financial condition of GDTRS or cause GDTRS to achieve any specified levels of operating results, or (ii) create, incur or assume any Lien on, or enter into any agreement that prohibits, restricts or limits the creation or assumption of any Lien on, any of their respective properties, assets, income or profits of any character whether now owned or hereafter acquired as collateral or any other security or credit enhancement for any Indebtedness or other obligation of GDTRS.  For the purposes of this Section 9.17 Contingent Liabilities shall include (i) items (a) through (h) of Contingent Liabilities regardless of whether such liabilities or obligations are required to be included as liabilities on the balance sheet of Parent and its Subsidiaries in accordance with GAAP and (ii) any obligations of Parent and its Subsidiaries which would be included in the definition of Contingent Liability, but for the last two sentences of such definition.  This Section 9.17 shall not limit the incurrence of Indebtedness by GDTRS that is solely recourse to GDTRS.  The Borrowers shall promptly notify Agent in writing of (x) the designation of any Person as a GDTRS and (y) the revocation of any designation of a Person as a GDTRS.  Nothing in this Section 9.17 shall prohibit Parent or its Subsidiaries from incurring Indebtedness to finance any GDTRS Investment permitted by this Agreement.”

        (m)  By deleting the word “or” in the last line of Section 12.9(a) of the Credit Agreement and inserting the following language at the end of Section 12.9(a) before the period:

“; or (xv) the selection by Borrowers of RCA to prepare the Capitalization Rate Index Report, the accuracy, completeness or reliability of the information set forth therein, any use of the Capitalization Rate Index Report pursuant to this Agreement, or any other matter or claim relating to RCA, the Capitalization Rate Index or the Capitalization Rate Index Report.”

4.    Restatement of Representations and Warranties.  The Borrowers hereby restate and renew each and every representation and warranty heretofore made by them in the Credit Agreement and the other Loan Documents as fully as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date) and with specific reference to this First Amendment and all other loan documents executed and/or delivered in connection herewith.

5.    Effect of Amendment.  Except as set forth expressly hereinabove, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect, and shall constitute the legal, valid, binding and enforceable obligations of the Borrowers.

6.    Ratification.  After giving effect to the terms hereof, the Borrowers hereby restate, ratify and reaffirm each and every term, covenant and condition set forth in the Credit Agreement and the other Loan Documents effective as of the date hereof.

7.    Counterparts.  This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered (which may be by telecopier pursuant to Section 11 below) shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

8.    Section References.  Section titles and references used in this First Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto evidenced hereby.

9.    No Default.  To induce the Agent and the Lenders to enter into this First Amendment and to continue to make advances pursuant to the Credit Agreement, the Borrowers hereby acknowledge and agree that, as of the date hereof, and after giving effect to the terms hereof, there exists (i) no Default or Event of Default and (ii) no right of offset, defense, counterclaim, claim or objection in favor of the Borrowers arising out of or with respect to any of the Loans, other obligations of the Borrowers owed to the Lenders under the Credit Agreement, or the obligations of the Lenders or Agent to the Borrowers under the Credit Agreement.

10.    Further Assurances.  The Borrowers agree to take such further actions as the Agent shall reasonably request in connection herewith to evidence the amendments herein contained to the Borrowers.

11.    Governing Law.  This First Amendment shall be governed by and construed and interpreted in accordance with, the laws of the State of Georgia.

12.    Conditions Precedent.  This First Amendment shall become effective only upon (i) execution hereof by the Agent and Arranger; (ii) payment of the Amendment Fee to Agent for the benefit of the Approving Lenders; (iii) execution and return to counsel for the Agent at the telecopier number set forth below of a copy hereof by the Borrowers and the Requisite Lenders; and (iv) execution and return to counsel for the Agent at the telecopier number set forth below of a copy of the Consent and Reaffirmation of Guarantors at the end hereof.  Executed copies hereof shall be sent by facsimile to counsel for the Agent, McKenna Long & Aldridge, LLP, Attention: Heather Blackwelder, at Telecopier number 404-527-4198, Confirmation number 404-527-8461.

[SIGNATURES COMMENCE ON NEXT PAGE]

IN WITNESS WHEREOF, the Borrower, the Agent, and the Lenders have caused this First Amendment to be duly executed, under seal, by their duly authorized officers as of the day and year first above written.

BORROWERS:

GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership

By:            Gables GP, Inc., a Texas corporation, its sole general partner

By:  /s/ Marvin R. Banks, Jr.
Name: Marvin R. Banks, Jr.
Title: Chief Financial Officer

[CORPORATE SEAL]

GABLES-TENNESSEE PROPERTIES, L.L.C., a Tennessee limited liability company

By: Gables Realty Limited Partnership, a Delaware limited partnership, its authorized member

By:            Gables GP, Inc., a Texas corporation, its sole general partner

By:  /s/ Marvin R. Banks, Jr.
Name: Marvin R. Banks, Jr.
Title: Chief Financial Officer

[CORPORATE SEAL]

[Signatures Continued on Next Page]

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent, as a Lender, as Swingline Lender and as Issuing Lender

By:         /s/ Cathy A. Casey
Name:      Cathy A. Casey
Title:         Director

Commitment Amount:

$75,000,000

Lending Office (all Types of Loans):

Wachovia Bank, National Association

191 Peachtree Street, N.E.
Atlanta, Georgia   30303
Attention:  Cathy Casey
Telecopy Number:            (404) 332-4066
Telephone Number:            (404) 332-5649

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

WACHOVIA SECURITIES, INC., as Sole Lead Arranger and Sole Book Runner

By:         /s/ Cathy A. Casey
Name:      Cathy A. Casey
Title:         Director

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

JPMORGAN CHASE BANK, as Co-Documentation Agent and as a Lender

By:
Name:
Title:

Commitment Amount:

$30,000,000

Lending Office (all Types of Loans):

JPMorgan Chase Bank
712 Main Street
Houston, Texas 77002
Attention:  Susan M. Tate
Vice President
Telecopy Number:            (713) 216-2391
Telephone Number:            (713) 216-1511

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

AMSOUTH BANK, as Syndication Agent and as a Lender

By:        /s/ David G. Ellis
Name:      David G. Ellis
Title:         AVP

Commitment Amount:

$35,000,000

Lending Office (all Types of Loans):

AmSouth Bank
1900 5th Avenue North
AST-9
Birmingham, Alabama  35203
Attention:  David Ellis
Telecopy Number:            (205) 326-4075
Telephone Number:            (205) 581-7646

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

PNC BANK, NATIONAL ASSOCIATION, as Co-Documentation Agent and as a Lender

By:        /s/ Wayne Robertson
Name:      Wayne Robertson
Title:         Senior Vice President

Commitment Amount:

$30,000,000

Lending Office (all Types of Loans):

PNC Bank, National Association
One PNC Plaza, 19th Floor
249 5th Avenue
Mail Stop P1-POPP-19-2
Pittsburgh, PA  15222
Attention:  Wayne Robertson
Telecopy Number:            (412) 762-6500
Telephone Number:            (412) 762-8452

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

SOUTHTRUST BANK

By:           /s/ Renald Cerrovecchio
Name:          Renald Cerrovecchio
Title:              Vice President

Commitment Amount:

$22,000,000

Lending Office (all Types of Loans):

Southtrust Bank
600 West Peachtree St.
Suite 2600
Atlanta, GA 30308
Attention:  Sidney Clapp
Telecopy Number:            (404) 214-5899
Telephone Number:            (404) 214-5913

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

BANK OF AMERICA, N.A.

By:      /s/ Kelley Prentiss
Name:      Kelley Prentiss
Title:         Principal

Commitment Amount:

$20,000,000

Lending Office (all Types of Loans):

Bank of America, N.A.
321 South LaSalle St
IL1-231-10-35
Chicago, IL  60697
Attention:  Kelley Prentiss
Telecopy Number:  312-974-4970
Telephone Number:  312-828-7363

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

WELLS FARGO BANK, N.A.

By:        /s/ John S. Misiura
Name:  John S. Misiura
Title:     Vice President

Commitment Amount:

$20,000,000

Lending Office (all Types of Loans):

Wells Fargo Bank, N.A.
2859 Paces Ferry  Road
Suite 1805
Atlanta, Georgia  30339
Attention:  Jack Misiura
Telecopy Number:            (770) 435-2262
Telephone Number:            (770) 319-5223

[Signature Page to First Amendment dated as of

December 12, 2003 with Gables Realty Limited Partnership]

SUNTRUST BANK

By:        /s/ Nancy B. Richards
Name:   Nancy B. Richards
Title:     Vice President

Commitment Amount:

$20,000,000

Lending Office (all Types of Loans):

SunTrust Bank
8245 Boone Boulevard
8th Floor
Vienna, Virginia  22182
Attention:  Ms. Nancy B. Richards
Telecopy Number:            (703) 902-9245
Telephone Number:            (703) 092-9039